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                                                                    EXHIBIT 23.2


The following consent of Arthur Andersen LLP ("Andersen") is a copy of the original consent dated February 19, 2002, included in the Form 10-K for December 31, 2001. The SEC has provided regulatory relief designed to allow public companies to dispense with the requirements to file a reissued report and consent of Andersen in certain circumstances. After reasonable efforts, we have not been able to obtain a reissued report or consent from Andersen.




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our report dated January 29, 2002 included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No. 33-49822. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.




                                                         /s/ Arthur Andersen LLP
                                                         -----------------------
                                                         ARTHUR ANDERSEN LLP


Orange County, California
February 19, 2002